CINEMARK DECLARES QUARTERLY CASH DIVIDEND OF $0.08

PLANO, Texas, May 15, 2025 -- Cinemark Holdings, Inc. (“Cinemark”) (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, announced today that its Board of Directors has declared a quarterly cash dividend of $0.08 per share of common stock. The dividend will be paid on June 12, 2025 to stockholders of record on May 29, 2025.

About Cinemark Holdings, Inc.:

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theater companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of March 31, 2025 operated 497 theaters with 5,644 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Contact: Media Contact:

Chanda Brashears Caitlin Piper

cbrashears@cinemark.com pr@cinemark.com

Forward-looking Statements

Certain matters within this press release include “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. For a description of these factors, please review the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 19, 2025 and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.